Exhibit 99.1

Groupon Announces Fourth Quarter and Fiscal Year 2015 Results

Groupon exceeds top end of guidance range on Revenue, Adjusted EBITDA and Non-GAAP Earnings per Share

•	Fourth quarter gross billings of $1.7 billion, $6.3 billion for the full year

•	Fourth quarter revenue of $917.2 million, $3.1 billion for the full year

•	Fourth quarter Adjusted EBITDA of $67.0 million, $256.8 million for the full year

•	Fourth quarter GAAP loss per share of $0.08; non-GAAP earnings per share of $0.04

•	Operating Cash Flow of $292.1 million for the trailing twelve month period; Free Cash Flow of $208.1 million

•	Affirmed fiscal year 2016 revenue guidance of $2.75 billion to $3.05 billion and increased 2016 expected Adjusted EBITDA range to $80 million to $130 million

CHICAGO - (BUSINESS WIRE) - February 11, 2016 - Groupon, Inc. (NASDAQ: GRPN) today announced financial results for the quarter and fiscal year ended December 31, 2015.

“2015 saw sustained progress toward our vision of making Groupon the daily habit in local commerce,” said CEO Rich Williams. “Following a stronger than expected fourth quarter, we enter 2016 with a continued focus on streamlining our global operations, reducing our reliance on low margin products in our shopping business and rekindling our customer acquisition efforts to set the stage for accelerated growth.”

Fourth Quarter 2015 Summary

•
Gross billings, which reflect the total dollar value of customer purchases of goods and services, was $1.71 billion in the fourth quarter 2015, compared with $1.72 billion in the fourth quarter 2014. Gross billings declined 1% globally, but grew 4% excluding the unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter. On this F/X neutral basis, North America billings increased 11%, EMEA declined 2% and Rest of World declined 7%.

•
Revenue was $917.2 million in the fourth quarter 2015, compared with $883.2 million in the fourth quarter 2014. Revenue increased 4% globally, or 9% excluding the unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter. On this F/X neutral basis, North America revenue increased 13%, EMEA increased 3% and Rest of World declined 8%.

•
Gross profit was $371.7 million in the fourth quarter 2015, compared with $378.1 million in the fourth quarter 2014. Gross profit declined 2% globally, but grew 4% excluding the unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter.

•	Adjusted EBITDA, a non-GAAP financial measure, was $67.0 million in the fourth quarter 2015, compared with $92.9 million in the fourth quarter 2014.

•	Net loss attributable to common stockholders was $46.5 million, or $0.08 per share. Non-GAAP earnings attributable to common stockholders was $23.3 million, or $0.04 per share.

•
Operating cash flow for the trailing twelve months ended December 31, 2015 was $292.1 million. Free cash flow, a non-GAAP financial measure, was $233.5 million in the fourth quarter 2015, bringing free cash flow for the trailing twelve months ended December 31, 2015 to $208.1 million.

•	Cash and cash equivalents as of December 31, 2015 was $853.4 million and we had no outstanding borrowings under our revolving credit facility.

Full Year 2015 Summary

•
Gross billings was $6.3 billion in 2015, compared with $6.2 billion in 2014. Gross billings was approximately flat, but grew 8% excluding the unfavorable impact from year-over-year changes in foreign exchange rates throughout the year. On this F/X neutral basis, North America billings increased 12%, EMEA increased 3% and Rest of World was approximately flat.

•
Revenue was $3.1 billion in 2015, compared with $3.0 billion in 2014. Revenue grew 3% globally, or 9% excluding the unfavorable impact from year-over-year changes in foreign exchange rates throughout the year. On this F/X neutral basis, North America revenue increased 12%, EMEA increased 7% and Rest of World declined 6%.

•
Gross profit was $1.4 billion in 2015, compared with $1.5 billion in 2014. Gross profit declined 5%, but grew 2% excluding the unfavorable impact from year-over-year changes in foreign exchange rates throughout the year.

•	Adjusted EBITDA was $256.8 million in 2015, compared with $262.3 million in 2014.

•
Net earnings attributable to common stockholders were $20.7 million, or $0.03 per share. Earnings per share includes $0.19 from discontinued operations, which was driven by the gain on our sale of a controlling stake in Ticket Monster. Non-GAAP earnings attributable to common stockholders was $91.0 million, or $0.14 per share.

Definitions and reconciliations of all non-GAAP financial measures are included below in the section titled “Non-GAAP Financial Measures” and in the accompanying tables.

Highlights

•
Units: Global units, defined as vouchers and products sold before cancellations and refunds, were approximately flat year-over-year at 62 million for the fourth quarter 2015. North America units increased 12%, EMEA units declined 3% and Rest of World units declined 31%.

•	Active deals: At the end of the fourth quarter 2015, on average, active deals were approximately 650,000 globally, with nearly 350,000 in North America. Both include approximately 70,000 Coupons.

•
Active customers: Active customers, or customers that have purchased a voucher or product within the last twelve months, grew 3% year-over-year, to 48.9 million as of December 31, 2015, comprising 25.9 million in North America, 15.4 million in EMEA, and 7.6 million in Rest of World.

•	Customer spend: Fourth quarter 2015 trailing twelve month billings per average active customer was $130, compared with $137 in the fourth quarter 2014.

Share Repurchase
During the fourth quarter 2015, Groupon repurchased 35,326,954 shares of its Class A common stock for an aggregate purchase price of $112.5 million, as of December 31, 2015. Up to $156.8 million of Class A common stock remained available for repurchase under Groupon’s share repurchase program through August 2017. The timing and amount of any share repurchases are determined based on market conditions, share price and other factors, and the programs may be discontinued or suspended at any time.

Outlook
Groupon’s outlook for 2016 reflects current foreign exchange rates, as well as expected marketing investments, continued progress on increasing Shopping margins, and a reduction of our international footprint. We continue to expect revenue of between $2.75 and $3.05 billion for the full year, and we are increasing the company’s expected 2016 adjusted EBITDA range to between $80 million and $130 million. Moving forward, we are only providing annual Revenue and adjusted EBITDA guidance, which we will update quarterly.

Conference Call
A conference call will be webcast live today at 4:00 p.m. CST / 5:00 p.m. EST, and will be available on Groupon’s investor relations website at http://investor.groupon.com. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.

Groupon encourages investors to use its investor relations website as a way of easily finding information about the company. Groupon promptly makes available on this website, free of charge, the reports that the company files or furnishes with the SEC, corporate governance information (including Groupon’s Global Code of Conduct), and select press releases and social media postings. Groupon uses its investor relations site (investor.groupon.com) and its blog (https://www.groupon.com/blog) as a means of disclosing material non-public information and for complying with its disclosure obligations under Reguation FD.

Non-GAAP Financial Measures
In addition to financial results reported in accordance with U.S. generally accepted accounting principles (U.S. GAAP), we have provided the following non-GAAP financial measures in this release and the accompanying tables: foreign exchange rate neutral operating results, adjusted EBITDA, non-GAAP net income attributable to common stockholders, non-GAAP earnings per share and free cash flow. These non-GAAP financial measures, which are presented on a continuing operations basis, are intended to aid investors in better understanding Groupon's current financial performance and its prospects for the future as seen through the eyes of management. We believe that these non-GAAP financial measures facilitate comparisons with our historical results and with the results of peer companies who present similar measures (although other companies may define non-GAAP measures differently than we define them, even when similar terms are used to identify such measures). However, non-GAAP financial measures are not intended to be a substitute for those reported in accordance with U.S. GAAP. For reconciliations of these measures to the most applicable financial measures under U.S. GAAP, see "Non-GAAP Reconciliation Schedules" and "Supplemental Financial Information and Business Metrics" included in the tables accompanying this release.

We exclude the following items from one or more of our non-GAAP financial measures:

Stock-based compensation. We exclude stock-based compensation because it is primarily non-cash in nature and we believe that non-GAAP financial measures excluding this item provide meaningful supplemental information about our operating performance and liquidity.

Acquisition-related expense (benefit), net. Acquisition-related expense (benefit), net is comprised of the change in the fair value of contingent consideration arrangements and external transaction costs related to business combinations, primarily consisting of legal and advisory fees. The composition of our contingent consideration arrangements and the impact of those arrangements on our operating results vary over time based on a number of factors, including the terms of our business combinations and the timing of those transactions. We exclude acquisition-related expense (benefit), net because we believe that non-GAAP financial measures excluding this item provide meaningful supplemental information about our operating performance and facilitate comparisons to our historical operating results.

Depreciation and amortization. We exclude depreciation and amortization expenses because they are non-cash in nature and we believe that non-GAAP financial measures excluding these items provide meaningful supplemental information about our operating performance and liquidity.

Interest and Other Non-Operating Items. Interest and other non-operating items include: interest income, interest expense, gains and losses related to minority investments, and foreign currency gains and losses. We exclude interest and other non-operating items from certain of our non-GAAP financial measures because we believe that excluding these items provides meaningful supplemental information about our core operating performance and facilitates comparisons to our historical operating results.

Items That Are Unusual in Nature or Infrequently Occurring. During the twelve months ended December 31, 2015, items that we believe to be unusual in nature or infrequently occurring were (a) charges related to our restructuring program, (b) the gain on our disposition of Groupon India, (c) the write-off of a prepaid asset related to a marketing program that was discontinued because the counterparty ceased operations and (d) the expense related to a significant increase in the contingent liability for our securities litigation matter. We exclude items that are unusual in nature or infrequently occurring because we believe that excluding those items provides meaningful supplemental information about our core operating performance and facilitates comparisons to our historical results.

Descriptions of the non-GAAP financial measures included in this release and the accompanying tables are as follows:

Foreign exchange rate neutral operating results show our current period operating results as if foreign currency exchange rates had remained the same as those in effect in the prior-year period. We present foreign exchange rate neutral information to facilitate comparisons to our historical operating results.

Adjusted EBITDA is a non-GAAP financial measure that we define as net income (loss) from continuing operations excluding income taxes, interest and other non-operating items, depreciation and amortization, stock-based compensation, acquisition-related expense (benefit), net and other items that are unusual in nature or infrequently occurring. Our definition of Adjusted EBITDA may differ from similar measures used by other companies, even when similar terms are used to identify such measures. Adjusted EBITDA is a key measure used by our management and Board of Directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors.
Non-GAAP net income (loss) attributable to common stockholders and non-GAAP earnings (loss) per share adjust our net income (loss) attributable to common stockholders and earnings (loss) per share to exclude the impact of:

•	stock-based compensation,

•	amortization of acquired intangible assets,

•	acquisition-related expense (benefit), net,

•	items that are unusual in nature or infrequently occurring,

•
non-operating foreign currency gains and losses related to intercompany balances and reclassifications of cumulative translation adjustments to earnings as a result of business dispositions or country exits,

•	non-operating gains and losses from minority investments that we have elected to record at fair value with changes in fair value reported in earnings,

•	income (loss) from discontinued operations and

•	the income tax effect of those items.

We believe that excluding these items from our measures of non-GAAP net income (loss) attributable to common stockholders and non-GAAP earnings (loss) per share provides useful supplemental information for evaluating our operating performance and facilitates comparisons to our historical results by eliminating items that are non-cash in nature, relate to discrete events or are otherwise not indicative of the core operating performance of our ongoing business.
Free cash flow is a non-GAAP financial measure that comprises net cash provided by (used in) operating activities from continuing operations less purchases of property and equipment and capitalized software from continuing operations. We use free cash flow to conduct and evaluate our business because, although it is similar to cash flow from operations, we believe that it typically represents a more useful measure of cash flows because purchases of fixed assets, software developed for internal-use and website development costs are necessary components of our ongoing operations. Free cash flow is not intended to represent the total increase or decrease in Groupon's cash balance for the applicable period.

Note on Forward-Looking Statements
The statements contained in this release that refer to plans and expectations for the next quarter, the full year or the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve a number of risks and uncertainties, and actual results could differ materially from those discussed. The words "may," will," should," "could," "expect," anticipate," "believe," "estimate," intend," "continue" and other similar expressions are intended to identify forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those included in the forward-looking statements include, but are not limited to, volatility in our revenue and operating results; risks related to our business strategy, including our strategy to grow our local marketplaces, marketing strategy and spend and the productivity of those marketing investments and the impact of our shift away from lower margin products in our Goods category; effectively dealing with challenges arising from our international operations, including fluctuations in currency exchange rates; retaining existing customers and adding new customers, including as we increase our marketing spend and shift away from lower margin products in our Goods category; retaining and adding high quality merchants; cyber security breaches; incurring expenses as we expand our business; competing successfully in our industry; maintaining favorable payment terms with our business partners; providing a strong mobile experience for our customers; delivery and routing of our emails; product liability claims; managing inventory and order fulfillment risks; integrating our technology platforms; litigation; managing refund risks; retaining, attracting and integrating members of our executive team; difficulties, delays or our inability to successfully complete all or part of the announced restructuring actions or to realize the operating efficiencies and other benefits of such restructuring actions; higher than anticipated restructuring charges or changes in the timing of such restructuring charges; completing and realizing the anticipated benefits from acquisitions, dispositions, joint ventures and strategic investments; tax liabilities; tax legislation; compliance with domestic and foreign laws and regulations, including the CARD Act and regulation of the Internet and e-commerce; classification of our independent contractors; maintaining our information technology infrastructure; protecting our intellectual property; maintaining a strong brand; seasonality; customer and merchant fraud; payment-related risks; our ability to raise capital if necessary and our outstanding indebtedness; global economic uncertainty; the impact of our ongoing strategic review and any potential strategic alternatives we may choose to pursue. For additional information regarding these and other risks and uncertainties, we urge you to refer to the factors included under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the company's Annual Report on Form 10-K for the ended December 31, 2015 and our other filings with the Securities and Exchange Commission, copies of which may be obtained by visiting the company's Investor Relations web site at http://investor.groupon.com or the SEC's web site at www.sec.gov. Groupon's actual results could differ materially from those predicted or implied and reported results should not be considered an indication of future performance.

You should not rely upon forward-looking statements as predictions of future events. Although Groupon believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither the company nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. The forward-looking statements reflect Groupon’s expectations as of February 11, 2016. Groupon undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in its expectations.

About Groupon
Groupon (NASDAQ: GRPN) is a global leader of local commerce and the place you start when you want to buy just about anything, anytime, anywhere. By leveraging the company’s global relationships and scale, Groupon offers consumers a vast marketplace of unbeatable deals all over the world. Shoppers discover the best a city has to offer on the web or on mobile with Groupon Local, enjoy vacations with Groupon Getaways, and find a curated selection of electronics, fashion, home furnishings and more with Groupon Goods.

Groupon is redefining how traditional small businesses attract, retain and interact with customers by providing merchants with a suite of products and services, including customizable deal campaigns, credit card payment processing capabilities, and point-of-sale solutions that help businesses grow and operate more effectively. To search for great deals or subscribe to Groupon emails, visit www.Groupon.com. To download Groupon's top-rated mobile apps, visit www.groupon.com/mobile. To learn more about the company’s merchant solutions and how to work with Groupon, visit www.GrouponWorks.com

Contacts:
Investor Relations                    Public Relations
Tom Grant                        Bill Roberts
312-999-3098                312-459-5191
ir@groupon

Groupon, Inc.
Summary Consolidated and Segment Results
(in thousands, except share and per share amounts)
(unaudited)

The financial results of Ticket Monster, including the gain on disposition and related tax effects, are presented as discontinued operations in the accompanying condensed consolidated financial statements and tables for the three months and year ended December 31, 2015. Additionally, the assets and liabilities of Ticket Monster are presented as held for sale in the accompanying condensed consolidated balance sheet as of December 31, 2014. All prior period financial information and operational metrics have been retrospectively adjusted to reflect this presentation.

	Three Months Ended December 31,		Y/Y % Growth		Y/Y % Growth excluding FX (2)	Year Ended December 31,		Y/Y % Growth		Y/Y % Growth excluding FX (2)
	2015	2014		FX Effect (2)		2015	2014		FX Effect (2)
Gross Billings (1):
North America	$1,050,361	$948,579	10.7%	$(1,511)	10.9%	$3,709,797	$3,303,479	12.3%	$(5,415)	12.5%
EMEA	487,147	560,541	(13.1)	(61,482)	(2.1)	1,794,354	2,046,807	(12.3)	(317,640)	3.2
Rest of World	169,484	215,549	(21.4)	(31,574)	(6.7)	751,389	887,546	(15.3)	(132,679)	(0.4)
Consolidated gross billings	$1,706,992	$1,724,669	(1.0)%	$(94,567)	4.5%	$6,255,540	$6,237,832	0.3%	$(455,734)	7.6%

Revenue:
North America	$622,647	$550,974	13.0%	$(408)	13.1%	$2,047,742	$1,824,461	12.2%	$(1,351)	12.3%
EMEA	248,326	272,475	(8.9)	(33,198)	3.3	867,880	961,130	(9.7)	(157,892)	6.7
Rest of World	46,197	59,779	(22.7)	(8,785)	(8.0)	203,894	256,532	(20.5)	(36,932)	(6.1)
Consolidated revenue	$917,170	$883,228	3.8%	$(42,391)	8.6%	$3,119,516	$3,042,123	2.5%	$(196,175)	9.0%

Income (loss) from operations	$(5,423)	$33,640	(116.1)%	$(2,742)	(108.0)%	$(79,777)	$30,701	(359.9)%	$(2,064)	(353.1)%
Income (loss) from continuing operations	(32,552)	26,566				(89,171)	(18,473)
Income (loss) from discontinued operations, net of tax (3)	(10,613)	(15,182)				122,850	(45,446)
Net income (loss) attributable to Groupon, Inc.	$(46,528)	$8,788				$20,668	$(73,090)

Basic net income (loss) per share:
Continuing operations	$(0.06)	$0.04				$(0.16)	$(0.04)
Discontinued operations	(0.02)	(0.03)				0.19	(0.07)
Basic net income (loss) per share	$(0.08)	$0.01				$0.03	$(0.11)

Diluted net income (loss) per share:
Continuing operations	$(0.06)	$0.04				$(0.16)	$(0.04)
Discontinued operations	(0.02)	(0.03)				0.19	(0.07)
Diluted net income (loss) per share	$(0.08)	$0.01				$0.03	$(0.11)

Weighted average number of shares outstanding
Basic	607,517,010	671,885,967				650,106,225	674,832,393
Diluted	607,517,010	681,543,847				650,106,225	674,832,393

(1)	Represents the total dollar value of customer purchases of goods and services, excluding applicable taxes and net of estimated refunds.

(2)
Represents the change in financial measures that would have resulted had average exchange rates in the reporting periods been the same as those in effect during the three months and year ended December 31, 2014.

(3)
The $10.6 million loss presented within income (loss) from discontinued operations, net of tax, for the three months ended December 31, 2015 represents additional income tax expense attributed to discontinued operations, which resulted from the valuation allowance that was recognized during the period against the Company's net deferred tax assets in the United States.

Groupon, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Operating activities
Net income (loss)	$(43,165)	$11,384	$33,679	$(63,919)
Less: Income (loss) from discontinued operations, net of tax	(10,613)	(15,182)	122,850	(45,446)
Income (loss) from continuing operations	(32,552)	26,566	(89,171)	(18,473)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of property, equipment and software	28,807	25,414	113,048	94,145
Amortization of acquired intangible assets	4,956	4,708	19,922	20,896
Stock-based compensation	32,865	29,961	142,069	115,290
Restructuring-related long-lived asset impairments	6,922	—	7,267	—
Gain on disposition of business	—	—	(13,710)	—
Deferred income taxes	6,267	(9,168)	(8,985)	(11,124)
Excess tax benefits on stock-based compensation	(1,431)	(3,407)	(7,629)	(15,980)
Loss on equity method investments	—	—	—	459
(Gain) loss, net from changes in fair value of contingent consideration	508	(1,385)	240	(2,444)
Loss from changes in fair value of investments	829	—	2,943	—
Impairments of investments	—	—	—	2,036
Change in assets and liabilities, net of acquisitions:
Restricted cash	75	(491)	4,630	7,195
Accounts receivable	6,960	10,280	13,313	(16,277)
Prepaid expenses and other current assets	61,358	36,816	21,545	13,933
Accounts payable	9,545	(1,073)	8,601	(14,046)
Accrued merchant and supplier payables	142,069	155,991	40,217	54,921
Accrued expenses and other current liabilities	(1,174)	11,117	56,040	(9,986)
Other, net	(16,980)	(12,057)	(18,222)	31,952
Net cash provided by (used in) operating activities from continuing operations	249,024	273,272	292,118	252,497
Net cash provided by (used in) operating activities from discontinued operations	(670)	13,550	(37,248)	36,327
Net cash provided by (used in) operating activities	248,354	286,822	254,870	288,824

Net cash provided by (used in) investing activities from continuing operations	(31,238)	(35,175)	(177,250)	(152,818)
Net cash provided by (used in) investing activities from discontinued operations	—	(714)	244,470	(76,638)
Net cash provided by (used in) investing activities	(31,238)	(35,889)	67,220	(229,456)

Net cash provided by (used in) financing activities	(322,166)	(21,088)	(508,156)	(194,156)

Effect of exchange rate changes on cash and cash equivalents, including cash classified within current assets held for sale	(5,147)	(13,100)	(32,485)	(33,771)
Net increase (decrease) in cash and cash equivalents, including cash classified within current assets held for sale	(110,197)	216,745	(218,551)	(168,559)
Less: Net increase (decrease) in cash classified within current assets held for sale	—	11,955	(55,279)	55,279
Net increase (decrease) in cash and cash equivalents	(110,197)	204,790	(163,272)	(223,838)
Cash and cash equivalents, beginning of period	963,559	811,844	1,016,634	1,240,472
Cash and cash equivalents, end of period	$853,362	$1,016,634	$853,362	$1,016,634

Groupon, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Revenue:
Third party and other	$345,260	$367,902	$1,372,533	$1,501,011
Direct	571,910	515,326	1,746,983	1,541,112
Total revenue	917,170	883,228	3,119,516	3,042,123
Cost of revenue:
Third party and other	43,640	49,725	188,932	203,058
Direct	501,790	455,394	1,545,519	1,373,756
Total cost of revenue	545,430	505,119	1,734,451	1,576,814
Gross profit	371,740	378,109	1,385,065	1,465,309
Operating expenses:
Marketing	83,208	59,812	254,335	241,954
Selling, general and administrative	287,976	285,466	1,192,792	1,191,385
Restructuring charges	5,422	—	29,568	—
Gain on disposition of business	—	—	(13,710)	—
Acquisition-related expense (benefit), net	557	(809)	1,857	1,269
Total operating expenses	377,163	344,469	1,464,842	1,434,608
Income (loss) from operations	(5,423)	33,640	(79,777)	30,701
Other income (expense), net (1)	(3,393)	(11,531)	(28,539)	(33,450)
Income (loss) from continuing operations before provision (benefit) for income taxes	(8,816)	22,109	(108,316)	(2,749)
Provision (benefit) for income taxes	23,736	(4,457)	(19,145)	15,724
Income (loss) from continuing operations	(32,552)	26,566	(89,171)	(18,473)
Income (loss) from discontinued operations, net of tax	(10,613)	(15,182)	122,850	(45,446)
Net income (loss)	(43,165)	11,384	33,679	(63,919)
Net income attributable to noncontrolling interests	(3,363)	(2,596)	(13,011)	(9,171)
Net income (loss) attributable to Groupon, Inc.	$(46,528)	$8,788	$20,668	$(73,090)

Basic net income (loss) per share:
Continuing operations	$(0.06)	$0.04	$(0.16)	$(0.04)
Discontinued operations	(0.02)	(0.03)	0.19	(0.07)
Basic net income (loss) per share	$(0.08)	$0.01	$0.03	$(0.11)

Diluted net income (loss) per share:
Continuing operations	$(0.06)	$0.04	$(0.16)	$(0.04)
Discontinued operations	(0.02)	(0.03)	0.19	(0.07)
Diluted net income (loss) per share	$(0.08)	$0.01	$0.03	$(0.11)

Weighted average number of shares outstanding
Basic	607,517,010	671,885,967	650,106,225	674,832,393
Diluted	607,517,010	681,543,847	650,106,225	674,832,393

(1)
Other income (expense), net includes foreign currency losses of $1.7 million and $11.4 million for the three months ended December 31, 2015 and 2014, respectively, and foreign currency losses of $23.8 million and $31.5 million for the year ended December 31, 2015 and 2014, respectively.

Groupon, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	December 31, 2015	December 31, 2014
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$853,362	$1,016,634
Accounts receivable, net	68,175	90,597
Prepaid expenses and other current assets	153,705	192,382
Current assets held for sale	—	85,445
Total current assets	1,075,242	1,385,058
Property, equipment and software, net	198,897	176,004
Goodwill	287,332	236,756
Intangible assets, net	36,483	30,609
Investments (including $163.7 million and $7.4 million at December 31, 2015 and December 31, 2014, respectively, at fair value)	178,236	24,298
Deferred income taxes	3,454	57,594
Other non-current assets	16,620	16,173
Non-current assets held for sale	—	301,105
Total Assets	$1,796,264	$2,227,597
Liabilities and Equity
Current liabilities:
Accounts payable	$24,590	$13,822
Accrued merchant and supplier payables	776,211	772,156
Accrued expenses and other current liabilities	402,724	341,381
Current liabilities held for sale	—	166,239
Total current liabilities	1,203,525	1,293,598
Deferred income taxes	8,612	32,771
Other non-current liabilities	113,540	129,531
Non-current liabilities held for sale	—	6,753
Total Liabilities	1,325,677	1,462,653
Commitments and contingencies
Stockholders' Equity
Class A common stock, par value $0.0001 per share, 2,000,000,000 shares authorized, 717,387,446 shares issued and 588,919,281 shares outstanding at December 31, 2015 and 699,008,084 shares issued and 671,768,980 shares outstanding at December 31, 2014	72	70
Class B common stock, par value $0.0001 per share, 10,000,000 shares authorized, 2,399,976 shares issued and outstanding at December 31, 2015 and December 31, 2014	—	—
Common stock, par value $0.0001 per share, 2,010,000,000 shares authorized, no shares issued and outstanding at December 31, 2015 and December 31, 2014	—	—
Additional paid-in capital	1,964,453	1,847,420
Treasury stock, at cost, 128,468,165 shares at December 31, 2015 and 27,239,104 shares at December 31, 2014	(645,041)	(198,467)
Accumulated deficit	(901,292)	(921,960)
Accumulated other comprehensive income (loss)	51,206	35,763
Total Groupon, Inc. Stockholders' Equity	469,398	762,826
Noncontrolling interests	1,189	2,118
Total Equity	470,587	764,944
Total Liabilities and Equity	$1,796,264	$2,227,597

Groupon, Inc.
Segment Information
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
North America
Gross billings (1)	$1,050,361	$948,579	$3,709,797	$3,303,479
Revenue	622,647	550,974	2,047,742	1,824,461
Segment cost of revenue and operating expenses (2)(3)(4)	625,171	520,140	2,029,643	1,755,113
Segment operating income (loss) (2)	$(2,524)	$30,834	$18,099	$69,348
Segment operating income (loss) as a percent of segment gross billings	(0.2)%	3.3%	0.5%	2.1%
Segment operating income (loss) as a percent of segment revenue	(0.4)%	5.6%	0.9%	3.8%

EMEA
Gross billings (1)	$487,147	$560,541	$1,794,354	$2,046,807
Revenue	248,326	272,475	867,880	961,130
Segment cost of revenue and operating expenses (2)(4)(5)	211,443	237,468	797,786	857,062
Segment operating income (loss) (2)	$36,883	$35,007	$70,094	$104,068
Segment operating income (loss) as a percent of segment gross billings	7.6%	6.2%	3.9%	5.1%
Segment operating income (loss) as a percent of segment revenue	14.9%	12.8%	8.1%	10.8%

Rest of World
Gross billings (1)	$169,484	$215,549	$751,389	$887,546
Revenue	46,197	59,779	203,894	256,532
Segment cost of revenue and operating expenses (2)(4)	52,731	62,828	228,273	282,688
Segment operating income (loss) (2)	$(6,534)	$(3,049)	$(24,379)	$(26,156)
Segment operating income (loss) as a percent of segment gross billings	(3.9)%	(1.4)%	(3.2)%	(2.9)%
Segment operating income (loss) as a percent of segment revenue	(14.1)%	(5.1)%	(12.0)%	(10.2)%

(1)	Represents the total dollar value of customer purchases of goods and services, excluding applicable taxes and net of estimated refunds.

(2)	Segment cost of revenue and operating expenses and segment operating income (loss) exclude stock-based compensation and acquisition-related expense (benefit), net.

(3)
Segment cost of revenue and operating expenses for North America for the year ended December 31, 2015 includes a $37.5 million expense related to an increase in the Company's contingent liability for its securities litigation matter.

(4)
Segment cost of revenue and operating expenses for the three months ended December 31, 2015 includes restructuring charges (credits) of $9.1 million in North America, $(3.6) million in EMEA and $(0.1) million in Rest of World. Segment cost of revenue and operating expenses for the year ended December 31, 2015 includes restructuring charges of $10.5 million in North America, $16.1 million in EMEA and $3.0 million in Rest of World.

(5)
Segment cost of revenue and operating expenses for EMEA for the year ended December 31, 2015 includes a $6.7 million expense for the write-off of a prepaid asset related to a marketing program that was discontinued because the counterparty ceased operations.

Groupon, Inc.
Non-GAAP Reconciliation Schedules
(in thousands, except share and per share amounts)
(unaudited)

Adjusted EBITDA, non-GAAP earnings attributable to common stockholders and non-GAAP earnings per share are non-GAAP financial measures. The Company reconciles Adjusted EBITDA to the most comparable U.S. GAAP financial measure, "Net income (loss) from continuing operations" for the periods presented and the Company reconciles non-GAAP earnings per share to the most comparable U.S. GAAP financial measure, "Diluted net income (loss) per share," for the periods presented.

The following is a quarterly reconciliation of Adjusted EBITDA to the most comparable U.S. GAAP financial measure, "Income (loss) from continuing operations."

	Q4 2014	Q1 2015	Q2 2015	Q3 2015	Q4 2015
Income (loss) from continuing operations	$26,566	$(16,739)	$(15,267)	$(24,613)	$(32,552)
Adjustments:
Stock-based compensation (1)	29,961	35,144	38,467	35,432	32,691
Depreciation and amortization	30,122	32,200	31,372	35,635	33,763
Acquisition-related expense (benefit), net	(809)	(269)	505	1,064	557
Restructuring charges	—	—	—	24,146	5,422
Gain on disposition of business	—	—	—	(13,710)	—
Prepaid marketing write-off	—	—	—	6,690	—
Securities litigation expense	—	—	—	37,500	—
Non-operating expense (income), net	11,531	19,927	(2,941)	8,160	3,393
Provision (benefit) for income taxes	(4,457)	2,107	8,982	(53,970)	23,736
Total adjustments	66,348	89,109	76,385	80,947	99,562
Adjusted EBITDA	$92,914	$72,370	$61,118	$56,334	$67,010

(1)
Includes stock-based compensation recorded within cost of revenue, marketing expense, and selling, general and administrative expense. Non-operating expense (income), net, includes $0.02 million, $0.1 million and $0.2 million of additional stock-based compensation for the three months ended June 30, 2015, three months ended September 30, 2015 and three months ended December 31, 2015, respectively.

The following is a reconciliation of Adjusted EBITDA to the most comparable U.S. GAAP financial measure, "Net income (loss) from continuing operations" for the years ended December 31, 2015 and 2014:

	Year Ended December 31,
	2015	2014
Income (loss) from continuing operations	$(89,171)	$(18,473)
Adjustments:
Stock-based compensation (1)	141,734	115,290
Depreciation and amortization	132,970	115,041
Acquisition-related expense (benefit), net	1,857	1,269
Restructuring charges	29,568	—
Gain on disposition of business	(13,710)	—
Prepaid marketing write-off	6,690	—
Securities litigation expense	37,500	—
Non-operating expense (income), net	28,539	33,450
Provision (benefit) for income taxes	(19,145)	15,724
Total adjustments	346,003	280,774
Adjusted EBITDA	$256,832	$262,301

(1)
Includes stock-based compensation recorded within cost of revenue, marketing expense, and selling, general and administrative expense. Non-operating expense (income), net, includes $0.3 million of additional stock-based compensation for the year ended December 31, 2015.

The following is a reconciliation of net income (loss) attributable to common stockholders to non-GAAP net income (loss) attributable to common stockholders and a reconciliation of diluted net income (loss) per share to non-GAAP net income (loss) per share for the three months and year ended December 31, 2015:

	Three Months Ended December 31, 2015	Year Ended December 31, 2015
Net income (loss) attributable to common stockholders	$(46,528)	$20,668
Stock-based compensation	32,865	142,069
Amortization of acquired intangible assets	4,956	19,922
Acquisition-related expense (benefit), net	557	1,857
Restructuring charges	5,422	29,568
Gain on disposition of business	—	(13,710)
Prepaid marketing write-off	—	6,690
Securities litigation expense	—	37,500
Intercompany foreign currency losses (gains) and reclassifications of translation adjustments to earnings (1)	(400)	20,266
Loss from changes in fair value of investments	829	2,943
Income tax effect of above adjustments	14,979	(53,953)
Loss (income) from discontinued operations, net of tax	10,613	(122,850)
Non-GAAP net income (loss) attributable to common stockholders	$23,293	$90,970

Diluted shares	607,517,010	650,106,225
Incremental diluted shares	6,367,291	6,854,909
Adjusted diluted shares	613,884,301	656,961,134

Diluted net income (loss) per share (2)	$(0.08)	$0.03
Impact of stock-based compensation, amortization of acquired intangible assets, acquisition-related expense (benefit), net, intercompany foreign currency losses (gains), items that are unusual in nature and infrequently occurring, income (loss) from discontinued operations and related tax effects	0.12	0.11
Non-GAAP net income (loss) per share	$0.04	$0.14

(1)
For the three months and year ended December 31, 2015, a $3.7 million net cumulative translation adjustment gain was reclassified to earnings as a result of the Company's exit from certain countries as part of its restructuring plan. For the year ended December 31, 2015, a $4.4 million loss related to the cumulative translation adjustment from the Company's legacy business in the Republic of Korea was reclassified to earnings as a result of the Ticket Monster disposition.

(2)	The sum of per share amounts for quarterly periods may not equal year-to-date amounts due to rounding.

Foreign exchange rate neutral operating results are non-GAAP financial measures. The Company reconciles foreign exchange rate neutral operating results to the most comparable U.S. GAAP financial measures, "Gross billings," "Revenue" and "Income (loss) from continuing operations," respectively, for the periods presented. The Company reconciles "foreign exchange rate neutral Gross billings growth" and "foreign exchange rate neutral Revenue growth" to year-over-year growth rates for the most comparable U.S. GAAP financial measures, "Gross billings growth" and "Revenue growth," respectively, for the periods presented.
The effect on the Company's gross billings, revenue and income (loss) from changes in exchange rates versus the U.S. Dollar for the three months ended December 31, 2015 was as follows:

	Three Months Ended December 31, 2015			Three Months Ended December 31, 2015
	At Avg. Q4 2014 Rates (1)	Exchange Rate Effect (2)	As Reported	At Avg. Q3 2015 Rates (3)	Exchange Rate Effect (2)	As Reported
Gross billings	$1,801,559	$(94,567)	$1,706,992	$1,721,580	$(14,588)	$1,706,992
Revenue	959,561	(42,391)	917,170	923,903	(6,733)	917,170
Income (loss) from operations	$(2,681)	$(2,742)	$(5,423)	$(4,620)	$(803)	$(5,423)

The effect on the Company's gross billings, revenue and income (loss) from operations from changes in exchange rates versus the U.S. Dollar for the year ended December 31, 2015 was as follows:

	Year Ended December 31, 2015			Year Ended December 31, 2015
	At Avg. Q4 2014 YTD Rates (1)	Exchange Rate Effect (2)	As Reported	At Avg. Q4'14-Q3'15 Rates (3)	Exchange Rate Effect (2)	As Reported
Gross billings	$6,711,274	$(455,734)	$6,255,540	$6,346,012	$(90,472)	$6,255,540
Revenue	3,315,691	(196,175)	3,119,516	3,158,228	(38,712)	3,119,516
Income (loss) from operations	$(77,713)	$(2,064)	$(79,777)	$(78,679)	$(1,098)	$(79,777)

(1)
Represents the financial statement balances that would have resulted had average exchange rates in the reporting periods been the same as those in effect during the three months and year ended December 31, 2014.

(2)	Represents the increase or decrease in reported amounts resulting from changes in exchange rates from those in effect in the comparable prior periods.

(3)
Represents the financial statement balances that would have resulted had average exchange rates in the reporting periods been the same as those in effect during the three and twelve months ended September 30, 2015.

The following is a quarterly reconciliation of foreign exchange rate neutral Gross billings growth from the comparable quarterly periods of the prior year to reported Gross billings growth from the comparable quarterly periods of the prior year.

	Q4 2014	Q1 2015	Q2 2015	Q3 2015	Q4 2015
EMEA Gross billings growth, excluding FX	8%	7%	9%	(1)%	(2)%
FX Effect	(9)	(18)	(19)	(14)	(11)
EMEA Gross billings growth	(1)%	(11)%	(10)%	(15)%	(13)%

Rest of World Gross billings growth, excluding FX	—%	(1)%	6%	—%	(7)%
FX Effect	(10)	(11)	(15)	(19)	(14)
Rest of World Gross billings growth	(10)%	(12)%	(9)%	(19)%	(21)%

Consolidated Gross billings growth, excluding FX	13%	10%	10%	6%	4%
FX Effect	(5)	(8)	(8)	(8)	(5)
Consolidated Gross billings growth	8%	2%	2%	(2)%	(1)%

The following is a quarterly reconciliation of foreign exchange rate neutral Revenue growth from the comparable quarterly periods of the prior year to reported Revenue growth from the comparable quarterly periods of the prior year.

	Q4 2014	Q1 2015	Q2 2015	Q3 2015	Q4 2015
EMEA Revenue growth, excluding FX	18%	13%	9%	2%	3%
FX Effect	(10)	(19)	(19)	(15)	(12)
EMEA Revenue growth	8%	(6)%	(10)%	(13)%	(9)%

Rest of World Revenue growth, excluding FX	(9)%	(8)%	(4)%	(5)%	(8)%
FX Effect	(10)	(10)	(14)	(18)	(15)
Rest of World Revenue growth	(19)%	(18)%	(18)%	(23)%	(23)%

Consolidated Revenue growth, excluding FX	19%	10%	11%	7%	9%
FX Effect	(4)	(7)	(8)	(7)	(5)
Consolidated Revenue growth	15%	3%	3%	—%	4%

The effect on North America's gross billings by category from changes in foreign exchange rates versus the U.S. Dollar for the three months ended December 31, 2015 was as follows:

	At Avg. Q4 2014 Rates (1)	Exchange Rate Effect (2)	December 31, 2015 As Reported	December 31, 2014 As Reported	Y/Y % Growth	Y/Y% Growth excluding FX

Local:
Third party and other	$532,015	$(861)	$531,154	$499,250	6.4%	6.6%

Travel:
Third party	89,589	(200)	89,389	80,296	11.3%	11.6%
Total services	621,604	(1,061)	620,543	579,546	7.1%	7.3%

Goods:
Third party	13,401	(450)	12,951	8,277	56.5%	61.9%
Direct	416,867	—	416,867	360,756	15.6	15.6
Total	430,268	(450)	429,818	369,033	16.5%	16.6

Total gross billings	$1,051,872	$(1,511)	$1,050,361	$948,579	10.7%	10.9%

The effect on EMEA's gross billings by category from changes in foreign exchange rates versus the U.S. Dollar for the three months ended December 31, 2015 was as follows:

	At Avg. Q4 2014 Rates (1)	Exchange Rate Effect (2)	December 31, 2015 As Reported	December 31, 2014 As Reported	Y/Y % Growth	Y/Y% Growth excluding FX

Local:
Third party and other	$219,817	$(22,372)	$197,445	$242,119	(18.5)%	(9.2)%

Travel:
Third party	68,439	(8,603)	59,836	72,710	(17.7)%	(5.9)%
Total services	288,256	(30,975)	257,281	314,829	(18.3)%	(8.4)%

Goods:
Third party	92,612	(9,317)	83,295	99,710	(16.5)%	(7.1)%
Direct	167,761	(21,190)	146,571	146,002	0.4	14.9
Total	260,373	(30,507)	229,866	245,712	(6.4)%	6.0%

Total gross billings	$548,629	$(61,482)	$487,147	$560,541	(13.1)%	(2.1)%

The effect on Rest of World's gross billings by category from changes in foreign exchange rates versus the U.S. Dollar for the three months ended December 31, 2015 was as follows:

	At Avg. Q4 2014 Rates (1)	Exchange Rate Effect (2)	December 31, 2015 As Reported	December 31, 2014 As Reported	Y/Y % Growth	Y/Y% Growth excluding FX

Local:
Third party and other	$99,590	$(16,160)	$83,430	$105,420	(20.9)%	(5.5)%

Travel:
Third party	31,010	(5,641)	25,369	32,313	(21.5)%	(4.0)%
Total services	130,600	(21,801)	108,799	137,733	(21.0)%	(5.2)%

Goods:
Third party	60,357	(8,144)	52,213	69,248	(24.6)%	(12.8)%
Direct	10,101	(1,629)	8,472	8,568	(1.1)	17.9
Total	70,458	(9,773)	60,685	77,816	(22.0)%	(9.5)%

Total gross billings	$201,058	$(31,574)	$169,484	$215,549	(21.4)%	(6.7)%

The effect on consolidated gross billings by category from changes in foreign exchange rates versus the U.S. Dollar for the three months ended December 31, 2015 was as follows:

	At Avg. Q4 2014 Rates (1)	Exchange Rate Effect (2)	December 31, 2015 As Reported	December 31, 2014 As Reported	Y/Y % Growth	Y/Y% Growth excluding FX

Local:
Third party and other	$851,422	$(39,393)	$812,029	$846,789	(4.1)%	0.5%

Travel:
Third party	189,038	(14,444)	174,594	185,319	(5.8)%	2.0%
Total services	1,040,460	(53,837)	986,623	1,032,108	(4.4)%	0.8%

Goods:
Third party	166,370	(17,911)	148,459	177,235	(16.2)%	(6.1)%
Direct	594,729	(22,819)	571,910	515,326	11.0	15.4
Total	761,099	(40,730)	720,369	692,561	4.0%	9.9%

Total gross billings	$1,801,559	$(94,567)	$1,706,992	$1,724,669	(1.0)%	4.5%

(1)
Represents the financial statement balances that would have resulted had average exchange rates in the reporting period been the same as those in effect during the three months ended December 31, 2014.

(2)	Represents the increase or decrease in reported amounts resulting from changes in exchange rates from those in effect in the comparable prior year period.

Groupon, Inc.
Supplemental Financial Information and Business Metrics (9) (10)
(financial data in thousands; active customers in millions)
(unaudited)

	Q4 2014	Q1 2015	Q2 2015	Q3 2015	Q4 2015
Segments
North America Segment:
Gross Billings (1):
Local (2) Gross Billings	$499,250	$512,558	$499,378	$481,608	$531,154
Travel Gross Billings	80,296	96,678	102,908	101,801	89,389
Gross Billings - Services	579,546	609,236	602,286	583,409	620,543
Gross Billings - Goods	369,033	284,741	293,970	285,794	429,818
Total Gross Billings	$948,579	$893,977	$896,256	$869,203	$1,050,361
Year-over-year growth	20%	14%	12%	12%	11%
% Third Party and Other	62%	69%	68%	68%	60%
% Direct	38%	31%	32%	32%	40%
Gross Billings Trailing Twelve Months (TTM)	$3,303,479	$3,415,687	$3,513,098	$3,608,015	$3,709,797

Revenue (3):
Local Revenue	$170,946	$180,864	$172,461	$163,786	$184,201
Travel Revenue	17,165	19,989	21,958	21,394	18,390
Revenue - Services	188,111	200,853	194,419	185,180	202,591
Revenue - Goods	362,863	279,029	286,863	278,751	420,056
Total Revenue	$550,974	$479,882	$481,282	$463,931	$622,647
Year-over-year growth	24%	11%	14%	11%	13%
% Third Party and Other	35%	42%	41%	40%	33%
% Direct	65%	58%	59%	60%	67%
Revenue TTM	$1,824,461	$1,873,281	$1,930,632	$1,976,069	$2,047,742

Gross Profit (4):
Local Gross Profit	$147,582	$154,776	$147,574	$138,798	$159,745
% of North America Local Gross Billings	29.6%	30.2%	29.6%	28.8%	30.1%
Travel Gross Profit	14,187	15,791	18,385	17,644	15,207
% of North America Travel Gross Billings	17.7%	16.3%	17.9%	17.3%	17.0%
Gross Profit - Services	161,769	170,567	165,959	156,442	174,952
% of North America Services Gross Billings	27.9%	28.0%	27.6%	26.8%	28.2%
Gross Profit - Goods	34,404	23,923	30,598	34,801	44,329
% of North America Goods Gross Billings	9.3%	8.4%	10.4%	12.2%	10.3%
Total Gross Profit	$196,173	$194,490	$196,557	$191,243	$219,281
Year-over-year growth	13%	8%	9%	9%	12%
% Third Party and Other	83%	88%	85%	83%	81%
% Direct	17%	12%	15%	17%	19%
% of North America Total Gross Billings	20.7%	21.8%	21.9%	22.0%	20.9%

EMEA Segment:
Gross Billings:
Local Gross Billings	$242,119	$217,598	$198,553	$182,540	$197,445
Travel Gross Billings	72,710	65,065	59,544	64,916	59,836
Gross Billings - Services	314,829	282,663	258,097	247,456	257,281
Gross Billings - Goods	245,712	176,526	175,439	167,026	229,866
Total Gross Billings	$560,541	$459,189	$433,536	$414,482	$487,147
Year-over-year growth	(1)%	(11)%	(10)%	(15)%	(13)%
Year-over-year growth, excluding FX (5)	8%	7%	9%	(1)%	(2)%
% Third Party and Other	74%	77%	76%	75%	70%
% Direct	26%	23%	24%	25%	30%
Gross Billings TTM	$2,046,807	$1,992,408	$1,942,689	$1,867,748	$1,794,354

Revenue:
Local Revenue	$95,572	$82,536	$75,543	$70,781	$73,225
Travel Revenue	16,321	14,717	13,100	13,561	11,681
Revenue - Services	111,893	97,253	88,643	84,342	84,906
Revenue - Goods	160,582	118,967	115,404	114,945	163,420
Total Revenue	$272,475	$216,220	$204,047	$199,287	$248,326
Year-over-year growth	8%	(6)%	(10)%	(13)%	(9)%

	Q4 2014	Q1 2015	Q2 2015	Q3 2015	Q4 2015
Year-over-year growth, excluding FX	18%	13%	9%	2%	3%
% Third Party and Other	46%	51%	48%	48%	41%
% Direct	54%	49%	52%	52%	59%
Revenue TTM	$961,130	$946,457	$922,814	$892,029	$867,880

Gross Profit:
Local Gross Profit	$90,150	$77,356	$70,270	$66,288	$68,966
% of EMEA Local Gross Billings	37.2%	35.5%	35.4%	36.3%	34.9%
Travel Gross Profit	15,226	12,400	11,939	12,323	10,732
% of EMEA Travel Gross Billings	20.9%	19.1%	20.1%	19.0%	17.9%
Gross Profit - Services	105,376	89,756	82,209	78,611	79,698
% of EMEA Services Gross Billings	33.5%	31.8%	31.9%	31.8%	31.0%
Gross Profit - Goods	38,154	25,481	21,878	24,905	43,026
% of EMEA Goods Gross Billings	15.5%	14.4%	12.5%	14.9%	18.7%
Total Gross Profit	$143,530	$115,237	$104,087	$103,516	$122,724
Year-over-year growth	(6)%	(18)%	(26)%	(21)%	(14)%
% Third Party and Other	82%	87%	86%	86%	77%
% Direct	18%	13%	14%	14%	23%
% of EMEA Total Gross Billings	25.6%	25.1%	24.0%	25.0%	25.2%

Rest of World Segment:
Gross Billings:
Local Gross Billings	$105,420	$99,735	$100,403	$92,972	$83,430
Travel Gross Billings	32,313	32,946	31,263	30,709	25,369
Gross Billings - Services	137,733	132,681	131,666	123,681	108,799
Gross Billings - Goods	77,816	66,154	67,555	60,168	60,685
Total Gross Billings	$215,549	$198,835	$199,221	$183,849	$169,484
Year-over-year growth	(10)%	(12)%	(9)%	(19)%	(21)%
Year-over-year growth, excluding FX	—%	(1)%	6%	—%	(7)%
% Third Party and Other	96%	98%	97%	96%	95%
% Direct	4%	2%	3%	4%	5%
Gross Billings TTM	$887,546	$861,032	$840,243	$797,454	$751,389

Revenue:
Local Revenue	$32,264	$30,281	$28,499	$26,372	$22,229
Travel Revenue	5,757	6,495	6,363	6,135	5,098
Revenue - Services	38,021	36,776	34,862	32,507	27,327
Revenue - Goods	21,758	17,478	18,204	17,870	18,870
Total Revenue	$59,779	$54,254	$53,066	$50,377	$46,197
Year-over-year growth	(19)%	(18)%	(18)%	(23)%	(23)%
Year-over-year growth, excluding FX	(9)%	(8)%	(4)%	(5)%	(8)%
% Third Party and Other	86%	91%	87%	86%	82%
% Direct	14%	9%	13%	14%	18%
Revenue TTM	$256,532	$244,326	$232,802	$217,476	$203,894

Gross Profit:
Local Gross Profit	$27,175	$26,161	$24,567	$22,568	$18,889
% of Rest of World Local Gross Billings	25.8%	26.2%	24.5%	24.3%	22.6%
Travel Gross Profit	3,815	4,906	5,012	4,859	4,040
% of Rest of World Travel Gross Billings	11.8%	14.9%	16.0%	15.8%	15.9%
Gross Profit - Services	30,990	31,067	29,579	27,427	22,929
% of Rest of World Services Gross Billings	22.5%	23.4%	22.5%	22.2%	21.1%
Gross Profit - Goods	7,416	6,612	6,784	6,726	6,806
% of Rest of World Goods Gross Billings	9.5%	10.0%	10.0%	11.2%	11.2%
Total Gross Profit	$38,406	$37,679	$36,363	$34,153	$29,735
Year-over-year growth	(24)%	(16)%	(20)%	(28)%	(23)%
% Third Party and Other	96%	99%	99%	99%	99%
% Direct	4%	1%	1%	1%	1%
% of Rest of World Total Gross Billings	17.8%	18.9%	18.3%	18.6%	17.5%

Consolidated Results of Operations:
Gross Billings:
Local Gross Billings	$846,789	$829,891	$798,334	$757,120	$812,029
Travel Gross Billings	185,319	194,689	193,715	197,426	174,594

	Q4 2014	Q1 2015	Q2 2015	Q3 2015	Q4 2015
Gross Billings - Services	1,032,108	1,024,580	992,049	954,546	986,623
Gross Billings - Goods	692,561	527,421	536,964	512,988	720,369
Total Gross Billings	$1,724,669	$1,552,001	$1,529,013	$1,467,534	$1,706,992
Year-over-year growth	8%	2%	2%	(2)%	(1)%
Year-over-year growth, excluding FX	13%	10%	10%	6%	4%
% Third Party and Other	70%	75%	74%	74%	66%
% Direct	30%	25%	26%	26%	34%
Gross Billings TTM	$6,237,832	$6,269,127	$6,296,030	$6,273,217	$6,255,540
Year-over-year growth	8%	7%	6%	3%	—%

Revenue:
Local Revenue	$298,782	$293,681	$276,503	$260,939	$279,655
Travel Revenue	39,243	41,201	41,421	41,090	35,169
Revenue - Services	338,025	334,882	317,924	302,029	314,824
Revenue - Goods	545,203	415,474	420,471	411,566	602,346
Total Revenue	$883,228	$750,356	$738,395	$713,595	$917,170
Year-over-year growth	15%	3%	3%	—%	4%
Year-over-year growth, excluding FX	19%	10%	11%	7%	9%
% Third Party and Other	42%	48%	46%	46%	38%
% Direct	58%	52%	54%	54%	62%
Revenue TTM	$3,042,123	$3,064,064	$3,086,248	$3,085,574	$3,119,516
Year-over-year growth	18%	13%	10%	5%	3%

Gross Profit:
Local Gross Profit	$264,907	$258,293	$242,411	$227,654	$247,600
% of Consolidated Local Gross Billings	31.3%	31.1%	30.4%	30.1%	30.5%
Travel Gross Profit	33,228	33,097	35,336	34,826	29,979
% of Consolidated Travel Gross Billings	17.9%	17.0%	18.2%	17.6%	17.2%
Gross Profit - Services	298,135	291,390	277,747	262,480	277,579
% of Consolidated Services Gross Billings	28.9%	28.4%	28.0%	27.5%	28.1%
Gross Profit - Goods	79,974	56,016	59,260	66,432	94,161
% of Consolidated Goods Gross Billings	11.5%	10.6%	11.0%	13.0%	13.1%
Total Gross Profit	$378,109	$347,406	$337,007	$328,912	$371,740
Year-over-year growth	—%	(5)%	(8)%	(7)%	(2)%
% Third Party and Other	84%	89%	87%	85%	81%
% Direct	16%	11%	13%	15%	19%
% of Total Consolidated Gross Billings	21.9%	22.4%	22.0%	22.4%	21.8%

Marketing	$59,812	$52,533	$57,007	$61,587	$83,208
Selling, general and administrative	$285,466	$289,847	$288,721	$326,248	$287,976
Adjusted EBITDA	$92,914	$72,370	$61,118	$56,334	$67,010
% of Total Consolidated Gross Billings	5.4%	4.7%	4.0%	3.8%	3.9%
% of Total Consolidated Revenue	10.5%	9.6%	8.3%	7.9%	7.3%

Groupon, Inc.
Supplemental Financial Information and Business Metrics (9) (10)
(financial data in thousands; active customers in millions)
(unaudited)

Free cash flow is a non-GAAP financial measure. The following is a reconciliation of free cash flow to the most comparable U.S. GAAP financial measure, "Net cash provided by (used in) operating activities from continuing operations."

	Q4 2014	Q1 2015	Q2 2015	Q3 2015	Q4 2015

Net cash provided by (used in) operating activities from continuing operations	$273,272	$40,711	$9,995	$(7,612)	$249,024
Purchases of property and equipment and capitalized software from continuing operations	(20,117)	(18,294)	(22,452)	(27,735)	(15,507)
Free cash flow	$253,155	$22,417	$(12,457)	$(35,347)	$233,517

Net cash provided by (used in) operating activities from continuing operations (TTM)	$252,497	$307,782	$346,302	$316,366	$292,118
Purchases of property and equipment and capitalized software from continuing operations (TTM)	(83,560)	(85,761)	(79,501)	(88,598)	(83,988)
Free cash flow (TTM)	$168,937	$222,021	$266,801	$227,768	$208,130

Net cash provided by (used in) investing activities from continuing operations	$(35,175)	$(19,443)	$(28,541)	$(98,028)	$(31,238)
Net cash provided by (used in) financing activities	$(21,088)	$(32,942)	$(138,227)	$(14,821)	$(322,166)

Net cash provided by (used in) investing activities from continuing operations (TTM)	$(152,818)	$(105,821)	$(102,205)	$(181,187)	$(177,250)
Net cash provided by (used in) financing activities (TTM)	$(194,156)	$(185,606)	$(209,080)	$(207,078)	$(508,156)

Other Metrics:
Active Customers (6)
North America	24.1	24.6	24.9	25.2	25.9
EMEA	15.2	15.3	15.5	15.4	15.4
Rest of World	8.1	8.2	8.2	8.0	7.6
Total Active Customers	47.4	48.1	48.6	48.6	48.9

TTM Gross Billings / Average Active Customer (7)
North America	$147	$147	$148	$148	$149
EMEA	139	134	130	123	117
Rest of World	105	101	98	99	96
Consolidated	137	135	133	132	130

Global headcount as of December 31, 2015 and 2014 was as follows:

	Q4 2014	Q4 2015
Sales (8)	4,493	3,992
% North America	31%	34%
% EMEA	42%	41%
% Rest of World	27%	25%
Other	6,256	5,880
Total Headcount	10,749	9,872

(1)	Represents the total dollar value of customer purchases of goods and services, excluding applicable taxes and net of estimated refunds.

(2)	Local represents deals with local and national merchants and through local events. Other revenue transactions include advertising, payment processing and commission revenue.

(3)
Includes third party revenue, direct revenue and other revenue. Third party revenue is related to sales for which the Company acts as a marketing agent for the merchant. This revenue is recorded on a net basis. Direct revenue is primarily related to the sale of merchandise for which the Company is the merchant of record. These revenues are accounted for on a gross basis, with the cost of inventory included in cost of revenue. Other revenue primarily consists of commission revenue, payment processing revenue and advertising revenue.

(4)	Represents third party revenue, direct revenue and other revenue reduced by cost of revenue.

(5)	Represents the change in financial measures that would have resulted had average exchange rates in the reporting periods been the same as those in effect in the prior year periods.

(6)	Reflects the total number of unique user accounts who have purchased a voucher or product from us during the trailing twelve months.

(7)	Reflects the total gross billings generated in the trailing twelve months per average active customer over that period.

(8)	Includes merchant sales representatives, as well as sales support from continuing operations.

(9)	Financial information and other metrics have been retrospectively adjusted to exclude Ticket Monster, which has been classified as discontinued operations.

(10)	The definition, methodology and appropriateness of each of our supplemental metrics is reviewed periodically. As a result, metrics are subject to removal and/or change.